May 9, 2013 Avaya Q2 2013 Earnings Call Exhibit 99.2

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Forward - Looking Statements
Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,"
"estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will"
or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
For a list and description of such risks and uncertainties, please refer to our filings with the
SEC that are available at www.sec.gov
and in particular, our 2012 Form 10-K and our
Form 10-Q filed with the SEC on February 8, 2013. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This presentation should be read in conjunction with our Form 8-K filed with the SEC on
May 9, 2013. Within this presentation, we refer to certain non-GAAP financial measures that involve adjustments to GAAP measures.  A reconciliation between our non-GAAP financial measures and GAAP financial measures is included on the last two slides of this presentation, which will be available on our web site at www.avaya.com/investors.

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Fiscal Q2 2013 Financial Highlights
(Amounts other than Revenue and Cash Balance are non-GAAP unless specified)
Revenue of $1.12 billion declined 9.8% over the prior quarter
–
Revenue decrease comprised of:
–
Product revenue a 16.2% decline; Service revenue a 3.3% decline
Gross margin declined over the prior quarter to 53.7%
Operating income of $113 million
–
Operating margin of 10.1%
Adjusted EBITDA  of $172 million or 15.4% of revenue
Cash and cash equivalents balance of $302 million as of 3/31/13

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Income Statement
(Amounts non-GAAP (other than Revenue) and dollars in millions)
FQ2 2013 FQ1 2013 FQ2 2012
Revenue
$1,118 $1,240 $1,257
Gross Margin
53.7% 55.6% 52.8%
Operating Margin
10.1% 15.6% 11.0%
Adjusted EBITDA
$172 $251 $200
* For reconciliation of adjusted EBITDA for the first quarter of 2013 see our
Form 8-K filed with the SEC on February 5,2013 at www.sec.gov.
.

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Revenue by Geographic Region
(Amounts GAAP and dollars in millions)
FQ2 2013 FQ1 2013 FQ2 2012
Revenue
U.S. $592 $670 $678
EMEA $298 $331 $327
APAC $116 $123 $117
AI $112 $116 $135
Total $1,118 $1,240 $1,257
% of Total Revenue
U.S. 53.0% 54.0% 53.9%
EMEA 26.7% 26.7% 26.0%
APAC 10.3% 9.9% 9.3%
AI 10.0% 9.4% 10.7%
Total 100.0% 100.0% 100.0%

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Balance Sheet and Operating Metrics
(Dollars in millions, Balance sheet items as of the end of the period indicated)
FQ2 2013 FQ1 2013 FQ2 2012
Total Cash and Cash
Equivalents
$302 $285
$355
Cash from Operations
$82 $6
$41
Capital Expenditures and
Capitalized Software
$27 $30
$31
Days Sales Outstanding
55 55
53
Inventory Turns
8 9
9
Headcount
15,953 16,393
18,025

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Adjusted EBITDA Reconciliation
2013 2012 2013 2012
Net loss (192) $            (162) $            (277) $            (188) $
Interest expense 116                 108                 224                 217
Interest income -                  (1)                    (1)                    (2)
Provision for (benefit from) income taxes 3                     (24)                  (6)                    (26)
Depreciation and amortization 107                 143                 221                 286
34                   64                   161                 287
Impact of purchase accounting adjustments -                  1                     -                  1
Restructuring charges, net 18                   90                   102                 111
Sponsors' fees 2                     2                     4                     4
Acquisition-related costs -                  2                     -                  3
Integration-related costs 5                     3                     9                     8
Loss on extinguishment of debt 3                     -                  6                     -
Third-party fees expensed in connection with the debt modification 14                   -                  18                   -
Non-cash share-based compensation 1                     2                     3                     5
Loss on investments and sale of long-lived assets, net -                  2                     -                  3
Goodwill impairment 89                   -                  89                   -
Venezuela hyperinflationary and devaluation charges 1                     -                  1                     -
(Gain) loss on foreign currency transactions (17)                  11                   (15)                  12
Pension/OPEB/nonretirement postemployment benefits and
  long-term disability costs 22                   23                   45                   45
Adjusted EBITDA 172 $              200 $              423 $              479 $
Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)
EBITDA
For the three months ended
March 31,
For the six months ended
March 31,

©
2013 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Non-GAAP Reconciliation
Mar. 31, June 30 Sept. 30, Dec. 31 Mar. 31
2012 2012 2012 2012 2013
GAAP Gross Profit 613 $      623 $      646 $      666 $      586 $
GAAP Gross Margin 48.8% 49.8% 50.6% 53.7% 52.4%
Items excluded:
Amortization of technology intangible assets 49           47           46           22           14
Impairment of capitalized software development costs -         2             4             -         -
Share-based compensation 1             1             1             1             -
Purchase accounting adjustments 1             1             1             -         -
Non-GAAP Gross Profit 664 $      674 $      698 $      689 $      600 $
Non-GAAP Gross Margin 52.8% 53.9% 54.7% 55.6% 53.7%
Reconciliation of Non-GAAP Operating Income
GAAP Operating (Loss) Income (66) $      23 $        76 $        23 $        (72) $
Percentage of Revenue -5% 2% 6% 2% -6%
Items excluded:
Amortization of acquired assets 105         104         103         79           71
Restructuring and impairment charges, net 90           21           15           84           18
Acquisition/integration-related costs 6             6             6             5             6
Share-based compensation 2             2             1             2             1
Impairment of capitalized software development costs -         2             4             -         -
Goodwill impairment -         -         -         -         89
Purchase accounting adjustments 1             1             1             -         -
Non-GAAP Operating Income 138 $      159 $      206 $      193 $      113 $
Percentage of Revenue 11.0% 12.7% 16.1% 15.6% 10.1%
Reconciliation of Non-GAAP Gross Profit
   and Non-GAAP Gross Margin
Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)
For the Three Months Ended